Exhibit 10(d)

          Summary of Amendments to the Directors' Deferred Fee Plan,
                  the Executive Deferred Compensation Plan
              and the Centel Directors Deferred Compensation Plan
                in Connection with the FON Common Stock Split

In connection with the 2-for-1 stock split of Sprint's FON Common Stock in the form of a dividend paid in shares of FON Common Stock, the Directors' Deferred Fee Plan and the Executive Deferred Compensation Plan were amended to double the Share Units in Accounts B and BB to reflect the stock dividend. The Centel Directors Deferred Compensation Plan was amended to double the Units in the FON Tracking Stock Account.